Exhibit 99.2

By Electronic Delivery to: mguerin@onconova.us; bpoignant@donohoeadvisory.com February 23, 2021 Mr. Mark Geurin Chief Financial Officer Onconova Therapeutics, Inc. 375 Pheasant Run Newtown, PA 18940 Re: Onconova Therapeutics, Inc. (the “Company”) Nasdaq Symbol: ONTX Dear Mr. Geurin: On October 6, 2020, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from February 8 to February 22, 2021, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed. If you have any questions, please contact Patryk Muter, Listing Analyst, at +1 301 978 8085. Sincerely, Una Hahn Listing Analyst Nasdaq Listing Qualifications